UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2009

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In March 2009, the nominating and governance committee of the board of directors of Lattice Semiconductor Corporation (the “Company”) determined that Daniel S. Hauer, a current Class II director, would not be nominated for re-election to the board of directors. In order to provide for an equal apportionment of the Company’s directors among the three classes of its classified board, Bruno Guilmart, a current Class I director, will resign as a Class I director and be appointed by the board of directors as a Class II director, with both the resignation and re-appointment to be effective immediately prior to the commencement of the annual meeting. Mr. Guilmart, 48. will then stand for election as a Class II director at the annual meeting. Immediately prior to the annual meeting, the board of directors intends to reduce the authorized number of directors from seven to six.

No changes will be made to Mr. Guilmart’s employment arrangements with the Company in connection with his resignation and re-appointment to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: March 16, 2009	By:	/s/ Byron W. Milstead
Byron W. Milstead
Corporate Vice President, General Counsel and Secretary

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